Exhibit (99.3)

         Written Statement of the Chairman and Chief Executive Officer
                     Pursuant to 18 U.S.C. Section 1350

      Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman and Chief Executive Officer of Interstate Power and
Light Company (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/  Erroll B. Davis, Jr.
-------------------------
Erroll B. Davis, Jr.
November 14, 2002